UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2004

HELEN OF TROY LIMITED

(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-14669	74-2692550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House
Church Street
Hamilton, Bermuda
(Business Address of Registrant)

One Helen of Troy Plaza
El Paso, Texas 79912
(United States Mailing Address of Registrant)

Registrant’s telephone number, including area code: (915) 225-8000

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURE
Consent of Deloitte & Touche LLP
Historical Financial Statements for OXO International
Pro Forma Combined Financial Information

     On June 3, 2004, the Registrant filed a current report on Form 8-K announcing that, indirectly through certain of its subsidiaries, it had completed the acquisition of certain assets and liabilities of OXO International from World Kitchen (GHC), LLC, WKI Holding Company, Inc. and World Kitchen, Inc. (collectively, “WKI”) for approximately $273.2 million plus the assumption of certain liabilities. This Amendment on Form 8-K/A is being filed to revise Item 7 in the Registrant’s Form 8-K originally filed on June 3, 2004 to include the historical and pro forma financial information required by paragraphs (a) and (b) of Item 7 which were omitted from the report as initially filed in accordance with paragraph (a) (4) of Item 7 in the general instructions to Form 8-K. Because OXO International was not a separate legal entity, nor operated as a separate business of WKI, the information provided below in item 7(a) is a presentation of audited statements of net assets acquired and of revenues and direct expenses, instead of full financial statements as required by Rule 3-05 of Regulation S-X. The Company requested that the Securities and Exchange Commission confirm the proposed information and presentation would satisfy the requirements of Item 7(a) of Form 8-K. The Securities and Exchange Commission stated that they would not object to such presentation.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired:

The following unaudited and audited financial statements and notes thereto of OXO International (“OXO”) are filed with this report as Exhibit 99.2:

•	Report of Independent Registered Public Accounting Firm;

•	Statements of Revenues and Direct Expenses for the Quarters Ended March 28, 2004 (unaudited) and March 30, 2003 (unaudited) and for the Years Ended December 31, 2003, 2002 and 2001;

•	Statements of Net Assets To Be Acquired as of March 28, 2004 (unaudited), December 31, 2003 and 2002; and

•	Notes to the Statements of Revenues and Direct Expenses and Statements of Net Assets to Be Acquired

(b)	Pro Forma Financial Information:

     The following unaudited pro forma combined financial information of Helen of Troy Limited is filed with this report as Exhibit 99.3:

•	Basis of Presentation

•	Pro Forma Combined Condensed Balance Sheet as of May 31, 2004;

•	Pro forma Combined Condensed Statements of Income for the Quarter Ended May 31, 2004 and the Year Ended February 29, 2004; and

•	Notes to Pro Forma Combined Condensed Financial Statements

(c)	Exhibits:

Exhibit
Number	Description
23.1	Consent of Deloitte & Touche LLP

99.2	Historical Financial Statements for OXO International

99.3	Pro Forma Combined Financial Information for Helen of Troy Limited

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED
Date: July 29, 2004	By:	/s/ Thomas J. Benson
Thomas J. Benson
Senior Vice President and Chief Financial Officer